Exhibit 5.1

August 24, 2012

Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) of Hospitality Properties Trust, a Maryland real estate investment trust (the “Company”), proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, you have requested our opinions set forth below.

You have provided us with a copy of the Registration Statement, which relates to an indeterminate amount of (i) debt securities of the Company (the “Debt Securities”), (ii) common shares of beneficial interest, $.01 par value per share, of the Company (the “Common Shares”), (iii) preferred shares of beneficial interest, without par value, of the Company (the “Preferred Shares”), (iv) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), and (v) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants” and, together with the Debt Securities, the Common Shares, the Preferred Shares and the Depositary Shares, the “Registered Securities”), in each case which may be offered from time to time by the Company and/or security holders of the Company, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).  As described in the Registration Statement and the Prospectus, Registered Securities may be offered in combination with other Registered Securities, and Common Shares may include a right to purchase shares of a series of Preferred Shares designated as Junior Participating Preferred Shares.  As described in the Prospectus, (i) the Debt Securities will be issued in one or more series pursuant to the Indenture, dated as of February 25, 1998 (the “1998 Indenture”), between the Company and U.S. Bank National Association (as successor trustee) or one or more other indentures, substantially in the form of Exhibit 4.10, Exhibit 4.11 or Exhibit 4.12 to the Registration Statement (collectively with the 1998 Indenture, each an “Indenture”), between the Company and the trustee party thereto (including U.S. Bank National Association, each, a “Trustee”); (ii) the Depositary Shares will be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); and (iii) the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”).  Each Indenture, Depositary Agreement and Warrant Agreement and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Debt Securities, Depositary Shares or Warrants are referred to herein as “Related Documents”.

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus, the forms of Indenture filed as exhibits to the Registration Statement and originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions expressed herein.  In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies.  As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company and statements of fact contained in documents we have examined.

For purposes of the opinions expressed herein, we have assumed that: (i) the Company is a real estate investment trust duly formed and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, (ii) the Company has the requisite organizational and legal power and authority to issue and offer the Registered Securities to be issued or offered by it and enter into and perform its obligations under the Related Documents to which it is or will be a party, and the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents to which the Company is or will be a party by the Company, will be duly authorized and approved on behalf of the Company (such approvals referred to herein as the “Trust Proceedings”), (iii) the Trust Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents will be (A) in accordance with all applicable laws and the Company’s declaration of trust and bylaws, and (B) not in conflict with any contractual or other requirements or restrictions, including without limitation those that may be imposed by any court or governmental body having jurisdiction over the Company that are binding on the Company, (iv) each Trustee, Depositary and Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into perform its obligations under the Related Documents to which it is a party, (v) the laws of The Commonwealth of Massachusetts or The State of New York will be chosen to govern any Indenture (other than the 1998 Indenture, which provides that it is governed by the laws of The Commonwealth of Massachusetts), any Depositary Agreement, Depositary Shares or Depositary Receipts and any Warrant Agreement and Warrants, and that such choice is and will be legally valid and binding, (vi) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Company, and (vii) except in the case of the 1998 Indenture and the forms of the other Indentures, each Related Document will be properly filed by an amendment to the Registration Statement or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts, The State of New York and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws.  Insofar as this opinion letter involves matters of Maryland law we have, with your permission, relied solely on the opinion of Venable LLP dated August 24, 2012, a copy of which we understand you are filing herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

(1)           Each series of Debt Securities will be valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and an appropriate Prospectus Supplement with respect to the Debt Securities shall have been prepared and filed with the Commission, (ii) the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the trustee executing the applicable Indenture or any related supplemental indenture, (iii) all Trust Proceedings relating to such series of Debt Securities and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iv) the applicable Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Company and the applicable Trustee, (v) such series of Debt Securities shall have been (A) duly executed by the Company, authenticated by the Trustee as provided in the applicable Indenture and Trust Proceedings and issued by the Company, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, Indenture and Trust Proceedings and, if applicable, the Registered Securities and Related Documents in respect of which such Debt Securities are being issued upon conversion, exchange or exercise.

(2)           Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the Registration Statement shall have become effective under the Securities Act and an appropriate Prospectus

Supplement with respect to the Depositary Shares and related Depositary Receipts shall have been prepared and filed with the Commission, (ii) all Trust Proceedings relating to such series of Depositary Shares and the underlying Preferred Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the underlying Preferred Shares shall have been validly issued and are fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts shall have been (A) duly executed by such Depositary as provided in the such Depositary Agreement and the applicable Trust Proceedings and issued by such Depositary, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, Depositary Agreement and Trust Proceedings and, if applicable, the Registered Securities and Related Documents in respect of which such Depositary Shares are being issued upon conversion, exchange or exercise.

(3)           Each series of Warrants will constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and an appropriate Prospectus Supplement with respect to the Warrants shall have been prepared and filed with the Commission, (ii) all Trust Proceedings relating to such series of Warrants and the Registered Securities which are issuable upon exercise thereof and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such Warrants shall have been (A) duly executed by the Company, authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Trust Proceedings and issued by the Company and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, Warrant Agreement and Trust Proceedings and, if applicable, the Registered Securities and Related Documents in respect of which such Warrants are being issued upon conversion, exchange or exercise.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement.  This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Registered Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
SULLIVAN & WORCESTER LLP